Exhibit 1

ASSIGNMENT AGREEMENT

between

CILAG HOLDING AG

and

JJC ACQUISITION COMPANY B.V.

and

CRUCELL N.V.

regarding the assignment by Cilag Holding AG of its rights
and obligations under the Merger Agreement between
Cilag Holding AG and Crucell N.V. to JJC Acquisition Company B.V.

This assignment agreement (the "Agreement") is made on 6 December 2010 between:

1.
CILAG HOLDING AG, a company organised under the laws of Switzerland (and an indirect wholly owned subsidiary of Johnson & Johnson) having its registered office at Zug, Switzerland ("Cilag Holding"); and

2.
JJC ACQUISITION COMPANY B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (and a direct wholly owned subsidiary of Cilag Holding) having its statutory seat at Amersfoort, the Netherlands ("Bidco"); and

3.	CRUCELL N.V., a public company incorporated under the laws of the Netherlands, having its statutory seat at Leiden, the Netherlands (the "Company").

Cilag Holding, Bidco and the Company are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

WHEREAS

A.
Cilag Holding and the Company have entered into the merger agreement dated 6 October 2010, as amended pursuant to the supplementary addendum dated 30 November 2010 (the "Merger Agreement") regarding the Offer.

B.
Pursuant to Clause 2.2 of the Merger Agreement, Cilag Holding may decide that the Offer will be made by a newly incorporated wholly-owned subsidiary and that it will assign its rights and obligations under the Merger Agreement to such entity. Bidco was incorporated as wholly owned subsidiary for this purpose by Cilag Holding on 12 November 2010.

C.
Cilag Holding wishes to assign its rights and obligations under the Merger Agreement to Bidco by way of assignment of contract (contractsoverneming), Bidco wishes to accept the same and the Company wishes to grant its cooperation (medewerking) thereto, on the terms and subject to the conditions set out in this Agreement.

THE PARTIES NOW HEREBY AGREE AS FOLLOWS

1.	INTERPRETATION

1.1	Defined terms

Save as otherwise set out in this Agreement, words and expressions defined in the Merger Agreement shall have the same meaning in this Agreement. Schedule A of the Merger Agreement shall equally apply to this Agreement.

2.	ASSIGNMENT OF CONTRACT

2.1	Assignment of contract

Cilag Holding hereby assigns to Bidco, and Bidco hereby accepts from Cilag Holding, its legal relationship (rechtsverhouding) under the Merger Agreement with the Company, including all of its present and future rights and obligations under the Merger Agreement in accordance with article 6:159 DCC (contractsoverneming) (the “Assignment”).

2.2	Cooperation

The Company hereby provides its cooperation (medewerking) to the Assignment in accordance with article 6:159 DCC.

2.3	Joint and several liability

The Parties acknowledge that pursuant to Clause 2.2 of the Merger Agreement, Cilag Holding shall remain jointly and severally liable with Bidco for the proper performance of all obligations of Bidco under the Merger Agreement.
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3.	NOTICE INFORMATION BIDCO

The address of Bidco for the purposes of Clause 14 of the Merger Agreement is:

JJC Acquisition Company B.V. Einsteinweg 101 2333 CB Leiden

Attention: Henno C.M. Meijerink Telecopy: +31 (0)71 524 2646

with a copy to:

Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933 U.S.A.

Attention: Tom Heyman, Global Head Business Development Telecopy: 732 - 846 2058

and

Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933 U.S.A.

Attention: Office of General Counsel Telecopy: 732-524-2788

and with a copy to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 U.S.A.

Attention:	Robert I. Townsend, III
Damien R. Zoubek
Telecopy: (212) 474-3700

and with a copy to:

NautaDutilh N.V. P.O. BOX 7113 1007 JC Amsterdam The Netherlands

Attention: Christiaan J.C. de Brauw Telecopy: +31 (0) 20 71 71 327

4.	AMENDMENT NOTICE INFORMATION CRUCELL

The Parties agree and acknowledge that the address of Crucell set forth in Clause 14 of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted therefore:

Crucell N.V. Archimedesweg 4-6 2333 CN Leiden P.O. BOX 2048 2301 CA Leiden The Netherlands

5.	AMENDMENT NOTICE INFORMATION JOHNSON & JOHNSON

The Parties agree and acknowledge that the address of Mr. Tom Heyman, Global Head Business Development at Johnson & Johnson, set forth in Clause 14 of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted therefore:

Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933 U.S.A.

Attention: Tom Heyman, Global Head Business Development Telecopy: 732 - 846 2058

6.	AMENDMENT OF RECORD DATE

The Parties agree and acknowledge that the record date for the Post Offer EGM mentioned in Clause 7.4 and in Schedule C of the Merger Agreement will be on the third Business Day after the Closing Date.

7.	MISCELLANEOUS

5.1
Clauses 13 (Costs and Expenses), 14 (Notices) (including the notices information in respect of Bidco set out in clause 2.4 of this Agreement) and 15 (Miscellaneous) of the Merger Agreement shall apply, mutatis mutandis, to this Agreement.

5.2
Except as specifically amended hereby, (a) the Merger Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof and (b) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Offeror or the Company under the Merger Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement.

5.3
This Agreement is being executed in accordance with the terms of the Merger Agreement.  Each party hereby represents and warrants to the other party that (a) it has full organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation or other similar laws affecting the enforcement of the creditors’ rights generally or by general principles of equity.

8.	GOVERNING LAW, JURISDICTION AND DISPUTE RESOLUTION

8.1	Governing law

This Agreement shall be governed by, and construed in accordance with, the laws of the Netherlands, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.2	Jurisdiction and dispute resolution

To the extent permitted by the laws of the Netherlands, each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands, for the purposes of any suit, action or other proceeding, including any injunctive relief sought in summary proceedings, relating to this Agreement (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Relevant Persons except in such courts), without prejudice to the right of appeal and that of appeal to the Supreme Court (Hoge Raad). Each of the parties hereto further agrees to the extent permitted by applicable law that service of any process, summons, notice or document by mail to such party’s respective address set forth in the Merger Agreement shall be effective service of process for any action, suit or proceeding in Amsterdam, the Netherlands, with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the competent courts in Amsterdam, the Netherlands.

This Agreement has been signed on 6 December 2010.

For and on behalf of	For and on behalf of
CILAG HOLDING AG	JJC ACQUISITION COMPANY B.V.

/s/ Heinz Schmid	/s/ Henno Meijerink
By: Heinz Schmid	By: Henno Meijerink
Title: Director	Title: Director
Place: Zug	Place: Leiden

For and on behalf of
CILAG HOLDING AG

/s/ Pascal Hoorn
By: Pascal Hoorn
Title: Director
Place: Zug

For and on behalf of
CRUCELL N.V.

/s/ René Beukema
By: René Beukema
Title: General Counsel & Corporate Secretary
Place: Leiden